UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2015

Pacific DataVision, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 771-0300
Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations

On August 28, 2015, the Board of Directors (the “Board”) of Pacific DataVision, Inc., a Delaware corporation (the “Company”), set November 4, 2015 as the date (the “Annual Meeting Date”) of the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”).  The Board also set the record date as September 25, 2015 for stockholders entitled to notice of and to vote at the 2015 Annual Meeting.  At the 2015 Annual Meeting, the Board has approved the following proposals:

1.To elect seven directors to hold office until the 2016 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.To ratify the appointment of PKF O’Connor Davies as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2016; and

3.To amend the Company’s Amended and Restated Certificate of Incorporation to change its corporate name from “Pacific DataVision, Inc.” to “pdvWireless, Inc.”

In accordance with the rules of the Securities and Exchange Commission (the “SEC”) and the Company’s Amended and Restated Bylaws, notice by a stockholder of any qualified stockholder proposal or qualified stockholder nominations must be made by September 8, 2015.  Any such stockholder proposals or nominations must be received by the Company at its principal executive offices and directed to the attention of the Corporate Secretary and conform to the rules and regulations promulgated by the SEC and the Company’s Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC DATAVISION, INC.

Date: August 28, 2015	/s/ John Pescatore
John Pescatore
President and Chief Executive Officer